UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 20, 2008
(Date of earliest event reported: June 16, 2008)

NW Tech Capital, Inc.
 (Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-26913 (Commission File No.)	86-0862532 (IRS Employer Identification No.)

4663 NE St. John Road, Ste. B
 Vancouver, WA 98661
(Address of principal executive offices, including zip code)

(858) 646-7410
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Current Report on Form 8-K of NW Tech Capital, Inc. (“NW Tech” or the “Company”), and the documents incorporated herein by reference, may contain forward-looking statements which are based on Management's current expectations, estimates and projections subject to change. Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Acquisition Agreement with Teledigit, Inc., an Oregon corporation (described below in Item 8.01), NW Tech Capital, Inc. (the “Company”) issued an aggregate of 80,000 shares of its Series E Preferred Stock, valued at $1.00 per share, to the former shareholders of Teledigit, as partial payment for the acquisition of all of the issued and outstanding shares of common stock of Teledigit. The Series E Preferred Stock is convertible into shares of the Company’s common stock, $0.00001 par value (the “Common Stock”) at the lower of (i) 110% of the average closing bid price of the Common Stock for the three trading days immediately preceding the date of conversion; or (ii) 70% of the average of the three lowest closing bid prices of the Common Stock for the 20 trading dates immediately preceding the date of conversion.

The shares of Series E Preferred Stock and the shares of Common Stock underlying the Preferred Stock were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the limited number of purchasers, their sophistication in financial matters and their access to information concerning the Company.

Item 8.01	Other Events

On February 5, 2008, the Company filed a current report on Form 8-K announcing that it had entered into an acquisition agreement with Teledigit, Inc., effective as of January 29, 2008 (the “Acquisition Agreement”). Pursuant to the Acquisition Agreement, Teledigit’s shareholders transferred 100% of the capital stock of Teledigit in exchange for an aggregate of 800,000 shares of the Company’s newly created Series E Preferred Stock. The former shareholders of Teledigit could receive more than 800,000 shares of the Series E Preferred Stock if the Company meets certain revenue milestones at the fiscal years ending in 2008, 2009 and 2010 (the “Escalation Provisions”). The transactions contemplated by the Acquisition Agreement closed on June 16, 2008 (the “Closing Date”). Pursuant to the Acquisition Agreement, the shareholders are entitled to receive 80,000 shares on the Closing Date. Beginning on August 31, 2008, the former Teledigit shareholders shall be entitled to receive the balance of the 800,000 shares at a rate of 13,920 shares of Series E Preferred Stock per month for a period of 60 months, subject to the Escalation Provisions.

A press release describing the closing of the Acquisition Agreement is annexed hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Audited Financial Statements of Teledigit, Inc. for the years ended December 31, 2007 and 2006 are attached hereto as Exhibit 99.2.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

The following documents are included as exhibits to this Form 8-K.

Exhibit No.	Description
4.1
Certificate of Designation of Series E Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10Q for the quarter ended March 31, 2008, filed with the SEC on May 14, 2008).

10.1	Acquisition Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed with the SEC on February 5, 2008).

99.1	Press Release, dated June 17, 2008.

99.2	Audited Financial Statements of Teledigit, Inc. for the years ended December 31, 2007 and 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2008

NW TECH CAPITAL, INC.

By:	/s/ James A. Wheeler
James A. Wheeler
CEO, CFO, President and Director

EXHIBIT INDEX

Exhibit No.	Description
4.1
Certificate of Designation of Series E Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10Q for the quarter ended March 31, 2008, filed with the SEC on May 14, 2008).

10.1	Acquisition Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed with the SEC on February 5, 2008).

99.1	Press Release, dated June 17, 2008.

99.2	Audited Financial Statements of Teledigit, Inc. for the years ended December 31, 2007 and 2006.